 February 2025

Amendment No. 1 dated February 5, 2025 relating to

Preliminary Pricing Supplement No. 6,341

Registration Statement Nos. 333-275587; 333-275587-01

Dated February 3, 2025

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. and Interntional Equities

Buffered Jump Securities with Auto-Callable Feature due February 20, 2029

All Payments on the Securities Based on the Performance of the Global X Robotics & Artificial Intelligence ETF

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities offered are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”), fully and unconditionally guaranteed by Morgan Stanley, and have the terms described in the accompanying product supplement and prospectus, as supplemented or modified by this document. The securities do not provide for the regular payment of interest and provide for a minimum payment at maturity of only 15% of the stated principal amount. The securities will be automatically redeemed if the determination closing price on the first determination date is greater than or equal to the initial share price, for an early redemption payment of at least $1,200 per security (to be determined on the pricing date), as described below. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final share price is greater than the initial share price, investors will receive the stated principal amount of their investment plus a return reflecting 100% of the upside performance of the underlying shares. If the securities have not previously been redeemed and the final share price is less than or equal to the initial share price but has not decreased by an amount greater than the specified buffer amount, investors will receive a payment at maturity of $1,000 per $1,000 security. However, if the securities are not redeemed prior to maturity and the final share price is less than the initial share price by an amount greater than the specified buffer amount, investors will lose 1% for every 1% decline beyond the specified buffer amount, subject to the minimum payment at maturity of 15% of the stated principal amount. Accordingly, investors may lose up to 85% of the stated principal amount of the securities. The securities are for investors who are willing to risk their principal and forgo current income in exchange for the possibility of receiving an early redemption payment greater than the stated principal amount if the final share price is at or above the initial share price on the first determination date or an equity based return at maturity if the final share price is above the initial share price on the final determination date and the buffer feature that applies only to a limited range of performance of the underlying shares. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlying shares:	Global X Robotics & Artificial Intelligence ETF (the “Fund”)
Aggregate principal amount:	$
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	February 14, 2025
Original issue date:	February 20, 2025 (3 business days after the pricing date)
Maturity date:	February 20, 2029
Early redemption:

If, on the first determination date, the determination closing price of the underlying shares is greater than or equal to the initial share price, the securities will be automatically redeemed for the early redemption payment on the early redemption date.

The securities will not be redeemed early on the early redemption date if the determination closing price of the underlying shares is below the initial share price on the first determination date.

Early redemption payment:

The early redemption payment will be an amount in cash per stated principal amount of at least $1,200, to be determined on the pricing date, as set forth under “Determination Dates, Early Redemption Date and Early Redemption Payment” below.

No further payments will be made on the securities once they have been redeemed.

Determination dates:	See “Determination Dates, Early Redemption Date and Early Redemption Payment” below. The determination dates are subject to postponement for non-trading days and certain market disruption events.
Early redemption date:

See “Determination Dates, Early Redemption Date and Early Redemption Payment” below. If such day is not a business day, the early redemption payment, if payable, will be paid on the next business day, and no adjustment will be made to the early redemption payment.

Determination closing price:	The closing price of one underlying share on the first determination date, multiplied by the adjustment factor on such determination date, as applicable
Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final share price is greater than the initial share price:

$1,000 + ($1,000 × share percent change)

●If the final share price is less than or equal to the initial share price but has not decreased by an amount greater than the buffer amount of 15%:

$1,000

●If the final share price has decreased by an amount greater than the buffer amount of 15%:

$1,000 × (share performance factor + 15%)

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000. However, under no circumstances will the securities pay less than the minimum payment at maturity of $150 per security.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $960.30 per security, or within $45.00 of that estimate. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public	Agent’s commissions	Proceeds to us(3)
Per security	$1,000	$15(1)
		$2(2)	$983
Total	$	$	$

(1)Selected dealers and their financial advisors will collectively receive from the agent, Morgan Stanley & Co. LLC, a fixed sales commission of $15 for each security they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for auto-callable securities.

(2)Reflects a structuring fee payable to selected dealers by the agent or its affiliates of $2 for each security.

(3)See “Use of proceeds and hedging” on page 18.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 8.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying product supplement, please note that all references in such supplement to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated November 16, 2023 Prospectus dated April 12, 2024

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due February 20, 2029

All Payments on the Securities Based on the Performance of the Global X Robotics & Artificial Intelligence ETF

Principal at Risk Securities

Terms continued from previous page:
Buffer amount:

15%. As a result of the buffer amount of 15%, the price at or above which the underlying shares must close on the final determination date so that investors do not suffer a loss on their initial investment in the securities is $ , which is 85% of the initial share price.

Minimum payment at maturity:	$150 per security (15% of the stated principal amount)
Initial share price:	$ , which is the closing price of one underlying share on the pricing date
Final share price:	The closing price of one underlying share on the final determination date
Adjustment factor:	1.0, subject to adjustment in the event of certain events affecting the underlying shares
Share percent change:	(Final share price – initial share price) / initial share price
Share performance factor:	Final share price divided by the initial share price
CUSIP / ISIN:	61778CBV6 / US61778CBV63
Listing:	The securities will not be listed on any securities exchange.

Determination Dates, Early Redemption Date and Early Redemption Payment

Determination Dates	Early Redemption Date		Early Redemption Payment (per $1,000 Security)*
1st determination date:	2/16/2027	Early redemption date:	2/19/2027	At least $1,200
Final determination date:	2/14/2029	See “Maturity date” above.		See “Payment at maturity” above.

*The actual early redemption payment will be determined on the pricing date and will be an amount in cash per stated principal amount corresponding to at least $1,200.

February 2025 Page 2

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due February 20, 2029

All Payments on the Securities Based on the Performance of the Global X Robotics & Artificial Intelligence ETF

Principal at Risk Securities

Investment Summary

Buffered Jump Securities with Auto-Callable Feature

Principal at Risk Securities

The Buffered Jump Securities with Auto-Callable Feature due February 20, 2029 All Payments on the Securities Based on the Performance of Global X Robotics & Artificial Intelligence ETF (the “securities”) do not provide for the regular payment of interest. Instead, the securities will be automatically redeemed if the determination closing price on the first determination date is greater than or equal to the initial share price, for an early redemption payment of at least $1,200 (to be determined on the pricing date), as described below. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final share price is greater than the initial share price, investors will receive the stated principal amount of their investment plus a return reflecting 100% of the upside performance of the underlying shares. If the securities have not previously been redeemed and the underlying shares have not decreased by an amount that is greater than the specified buffer amount, investors will receive a payment of maturity of $1,000 per $1,000 security. However, if the securities are not redeemed prior to maturity and the final share price is less than the initial share price by an amount greater than the specified buffer amount, investors will lose 1% for every 1% decline beyond the specified buffer amount, subject to the minimum payment at maturity of 15% of the stated principal amount. Accordingly, investors may lose up to 85% of the stated principal amount of the securities.

Maturity:	4 years
Automatic early redemption:

If, on the first determination date, the determination closing price of the underlying shares is greater than or equal to the initial share price, the securities will be automatically redeemed for the early redemption payment on the early redemption date.

Early redemption payment:

The early redemption payment will be an amount in cash per stated principal amount, as follows*:

●1st determination date: At least $1,200

*The actual early redemption payment will be determined on the pricing date.

No further payments will be made on the securities once they have been redeemed.

Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final share price is greater than the initial share price:

$1,000 + ($1,000 × share percent change)

●If the final share price is less than or equal to the initial share price but has not decreased by an amount greater than the buffer amount of 15% from the initial share price:

$1,000

●If the final share price has decreased by an amount greater than the buffer amount of 15%

● from the initial share price:

$1,000 × (share performance factor + 15%)

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000. However, under no circumstances will the securities pay less than the minimum payment at maturity of $150 per security.

February 2025 Page 3

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due February 20, 2029

All Payments on the Securities Based on the Performance of the Global X Robotics & Artificial Intelligence ETF

Principal at Risk Securities

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000. We estimate that the value of each security on the pricing date will be approximately $960.30, or within $45.00 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying shares. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying shares, instruments based on the underlying shares, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the early redemption payment amount, the buffer amount and the minimum payment at maturity, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

February 2025 Page 4

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due February 20, 2029

All Payments on the Securities Based on the Performance of the Global X Robotics & Artificial Intelligence ETF

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will be automatically redeemed if the determination closing price of the underlying shares on the first determination date is greater than or equal to the initial share price.

The following scenarios are for illustrative purposes only to demonstrate how an automatic early redemption payment or the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed prior to maturity and the payment at maturity may be less than the stated principal amount of the securities.

Scenario 1: The securities are redeemed prior to maturity

If the determination closing price of the underlying shares is greater than or equal to the initial share price on the first determination date, the securities will be automatically redeemed for the early redemption payment on the early redemption date. Investors do not participate in any appreciation of the underlying shares.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive a fixed positive return at maturity

This scenario assumes that the determination closing price of the underlying shares is below the initial share price on the first determination date. Consequently, the securities are not redeemed prior to maturity. On the final determination date, the final share price is above the initial share price. At maturity, investors will receive the stated principal amount of their investment plus a return reflecting 100% of the upside performance of the underlying shares.

Scenario 3: The securities are not redeemed prior to maturity, and investors receive the return of principal at maturity

This scenario assumes that the determination closing price of the underlying shares is below the initial share price on the first determination date. Consequently, the securities are not redeemed prior to maturity. On the final determination date, the final share price is below the initial share price, but has not decreased by an amount greater than the specified buffer amount of 15%. At maturity, investors will receive a cash payment equal to $1,000 per $1,000 security.

Scenario 4: The securities are not redeemed prior to maturity, and investors suffer a loss of principal at maturity

This scenario assumes that the determination closing price of the underlying shares is below the initial share price on the first determination date. Consequently, the securities are not redeemed prior to maturity. On the final determination date, the final share price is below the initial share price by an amount greater than the buffer amount of 15%. At maturity, investors will receive an amount that is less than the stated principal amount by an amount that is proportionate to the percentage decrease of the underlying shares from the initial share price beyond the buffer amount. Under these circumstances, the payment at maturity will be less than the stated principal amount. Investors may lose up to 85% of their investment in the securities.

February 2025 Page 5

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due February 20, 2029

All Payments on the Securities Based on the Performance of the Global X Robotics & Artificial Intelligence ETF

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples are for illustrative purposes only. Whether the securities are redeemed prior to maturity will be determined by reference to the determination closing price on the first determination date, and the payment at maturity will be determined by reference to the closing price on the final determination date. The actual early redemption payment and initial share price will be determined on the pricing date. Some numbers appearing in the examples below have been rounded for ease of analysis. All payments on the securities are subject to our credit risk. The below examples assume that there are no adjustments to the adjustment factor and are based on the following terms:

Hypothetical Early Redemption Payment:

The hypothetical early redemption payment will be an amount in cash per stated principal amount, as follows:

●1st determination date: $1,200

No further payments will be made on the securities once they have been redeemed.

Payment at Maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final share price is greater than the initial share price:

$1,000 + ($1,000 × share percent change)

●If the final share price is less than or equal to the initial share price but has not decreased by an amount greater than the buffer amount of 15%:

$1,000

●If the final share price has decreased by an amount greater than the buffer amount of 15%:

$1,000 × (share performance factor + 15%).

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000. However, under no circumstances will the securities pay less than the minimum payment at maturity of $150 per security.

Stated Principal Amount:	$1,000
Hypothetical Initial Share Price:	$30.00
Hypothetical Adjustment Factor:	1.0

Automatic Call:

Example 1 — the securities are redeemed following the first determination date

Date	Determination Closing Price	Payment (per Security)
1st Determination Date	$49.20 (at or above the initial share price)	$1,200

In this example, on the first determination date, the determination closing price is at or above the initial share price of the underlying shares. Therefore, the securities are automatically redeemed on the early redemption date. Investors will receive a payment of $1,200 per security on the early redemption date. No further payments will be made on the securities once they have been redeemed, and investors do not participate in the appreciation of the underlying shares.

February 2025 Page 6

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due February 20, 2029

All Payments on the Securities Based on the Performance of the Global X Robotics & Artificial Intelligence ETF

Principal at Risk Securities

How to calculate the payment at maturity:

In the following examples, the underlying shares close below the initial share price on the first determination date, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	Final Share Price	Payment at Maturity (per Security)
Example 1:	$33.00 (above the initial share price)	$1,000 + ($1,000 × 10%) = $1,100
Example 2:	$27.00 (at or below the initial share price but has not decreased from the initial share price by an amount greater than the buffer amount of 15%)	$1,000
Example 3:	$12.00 (below the initial share price and has decreased from the initial share price by an amount greater than the buffer amount of 15%)	$1,000 × [($12.00 / $30.00) + 15%] = $550

In example 1, the final share price is above the initial share price. Therefore, investors receive at maturity the stated principal amount plus a return reflecting 100% of the appreciation of the underlying shares. Investors receive $1,100 per security at maturity.

In example 2, the final share price has decreased from the initial share price but not by an amount greater than the buffer amount of 15%. Therefore, investors receive $1,000 per security at maturity. Investors do not participate in any appreciation of the underlying shares.

In example 3, the final share price has decreased from the initial share price by an amount greater than the buffer amount of 15%. Therefore, investors are exposed to the downside performance of the underlying shares at maturity beyond the buffer amount. Therefore, investors receive a payment at maturity of $550 per security.

If the securities are not redeemed prior to maturity and the final share price has decreased by more than the buffer amount of 15%, you will be exposed to the downside performance of the underlying shares beyond the specified buffer amount, and your payment at maturity will be less than the stated principal amount. Under these circumstances, you will lose some, and up to 85%, of your investment in the securities.

February 2025 Page 7

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due February 20, 2029

All Payments on the Securities Based on the Performance of the Global X Robotics & Artificial Intelligence ETF

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not pay interest and provide a minimum payment at maturity of only 15% of your principal. The terms of the securities differ from those of ordinary debt securities in that they do not pay interest and provide a minimum payment at maturity of only 15% of the stated principal amount of the securities. If the securities have not been automatically redeemed prior to maturity and the final share price has decreased from the initial share price by an amount greater than the buffer amount of 15%, you will be exposed to the decline in the price of the underlying shares, as compared to the initial share price, beyond the buffer amount, and you will receive for each security that you hold at maturity an amount that is less than the stated principal amount. You could lose up to 85% of your investment.

￭If the securities are redeemed prior to maturity, the appreciation potential of the securities is limited by the fixed early redemption payment specified for the first determination date. If the underlying shares close at or above the initial share price on the first determination date, the securities will be automatically redeemed. In this scenario, the appreciation potential of the securities is limited to the fixed early redemption payment specified for the first determination date, and no further payments will be made on the securities once they have been redeemed. In addition, if the securities are redeemed prior to maturity, you will not participate in any appreciation of the underlying shares, which could be significant. Moreover, the fixed early redemption payment may be less than the payment at maturity you would receive for the same level of appreciation of the underlying shares had the securities not been automatically redeemed and instead remained outstanding until maturity.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the price of the underlying shares on any day, including in relation to the initial share price, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe trading price, volatility (frequency and magnitude of changes in value) and dividends of the underlying shares and of the stocks composing the Indxx Global Robotics & Artificial Intelligence Thematic Index (the “share underlying index”), ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying shares or the equity markets generally and which may affect the final share price of the underlying shares, odividend rates on the stocks constituting the share underlying index,

othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe occurrence of certain events affecting the underlying shares that may or may not require an adjustment to the adjustment factor, and oany actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security if the price of the underlying shares at the time of sale is near or below 85% of the initial share price or if market interest rates rise.

You cannot predict the future performance of the underlying shares based on its historical performance. If the final share price is less than 85% of the initial share price, you will be exposed on a 1-to-1 basis to the decline in the final share price beyond the buffer amount. There can be no assurance that you will not lose some or a significant portion of your investment. See “Global X Robotics & Artificial Intelligence ETF Overview” below.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities upon an early redemption or at maturity and therefore you are subject to our credit risk. If we default on our obligations

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Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due February 20, 2029

All Payments on the Securities Based on the Performance of the Global X Robotics & Artificial Intelligence ETF

Principal at Risk Securities

under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no further payments on the securities and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be redeemed at any point other than the specified early redemption date.

￭The securities will not be listed on any securities exchange and secondary trading may be limited, and accordingly, you should be willing to hold your securities for the entire 4-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭Not equivalent to investing in the underlying shares or the stocks composing the share underlying index. Investing in the securities is not equivalent to investing in the underlying shares, the share underlying index or the stocks that constitute the share underlying index. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying shares, and investors will not participate in any appreciation of the underlying shares or the stocks that constitute the share underlying index.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers, and is not a maximum or minimum secondary market price. These pricing and valuation

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Buffered Jump Securities with Auto-Callable Feature due February 20, 2029

All Payments on the Securities Based on the Performance of the Global X Robotics & Artificial Intelligence ETF

Principal at Risk Securities

models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlying shares or the share underlying index), including trading in the underlying shares or in other instruments related to the underlying shares or the share underlying index. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Some of our affiliates also trade the underlying shares and/or other financial instruments related to the underlying shares and the share underlying index on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial share price, and, therefore, could increase (i) the price at or above which the underlying shares must close on the first determination date so that the securities are redeemed prior to maturity for the early redemption payment, and (ii) the price at or above which the underlying shares must close on the final determination date so that you are not exposed to the negative performance of the underlying shares at maturity. Additionally, such hedging or trading activities during the term of the securities could potentially affect the price of the underlying shares on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial share price, the final share price, whether the securities will be redeemed on the early redemption date and the payment at maturity. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and certain adjustments to the adjustment factor. These potentially subjective determinations may affect the payout to you upon an early redemption or at maturity. For further information regarding these types of determinations, see “Description of Auto-Callable Securities—Auto-Callable Securities Linked to Underlying Shares,” “—Postponement of Determination Dates,” “—Alternate Exchange Calculation in Case of an Event of Default” and “—Calculation Agent and Calculations” in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Additional Information – Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities. As discussed in the Tax Disclosure Sections, there is a risk that the “constructive ownership” rule could apply, in which case all or a portion of any long-term capital gain recognized by a U.S. Holder could be recharacterized as ordinary income and an interest charge could be imposed. In addition, there is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the tax treatment of a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities, including the timing and character of income recognized by U.S. Holders and the withholding tax consequences to Non-U.S. Holders, might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlying Shares

￭There are risks associated with investments concentrated in the robotics and artificial intelligence industries. All or substantially all of the equity securities held by the Fund are issued by companies whose primary line of business is directly associated with the robotics and artificial intelligence industries. As a result, the value of the securities may be subject to greater volatility and may be more adversely affected by a single economic, political or regulatory occurrence affecting these industries than a different investment linked to securities of a more broadly diversified group of issuers. Securities in the Fund’s portfolio may

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have limited product lines, markets, financial resources or personnel, while engaging in significant amounts of spending on research and development. Robotics and artificial intelligence companies typically face intense competition and potentially rapid product obsolescence. They are also heavily dependent on intellectual property rights and may be adversely affected by loss or impairment of those rights. In addition, robotics and artificial intelligence technology could face increasing regulatory scrutiny in the future, which may limit the development of this technology and impede the growth of companies that develop and/or utilize this technology. Similarly, the collection of data from consumers and other sources could face increased scrutiny as regulators consider how the data is collected, stored, safeguarded and used. These companies face increased risk from trade agreements between countries that develop these technologies and countries in which customers of these technologies are based. Lack of resolution or potential imposition of trade tariffs may hinder the companies’ ability to successfully deploy their inventories. The customers and/or suppliers of these companies may be concentrated in a particular country, region or industry. Any adverse event affecting one of these countries, regions or industries could have a negative impact on these companies. These factors could adversely affect the robotics and artificial intelligence industry and could affect the value of the equity securities held by the Fund and the price of the Fund during the term of the securities, which may adversely affect the value of your securities.

￭There are risks associated with investments in securities linked to the value of foreign equity securities. The price of the Fund tracks the performance of the share underlying index, which measures the value of foreign equity securities. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions.

￭The securities are subject to currency exchange risk. Because the price of the Fund is related to the U.S. dollar value of securities underlying the share underlying index, which is linked to the value of foreign equity securities, holders of the securities will be exposed to currency exchange rate risk with respect to each of the currencies in which such component securities trade. Exchange rate movements for a particular currency are volatile and are the result of numerous factors including the supply of, and the demand for, those currencies, as well as relevant government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to the relevant region. An investor’s net exposure will depend on the extent to which the currencies of the component securities strengthen or weaken against the U.S. dollar and the relative weight of each security. If, taking into account such weighting, the dollar strengthens against the currencies of the component securities represented in the share underlying index, the price of the Fund will be adversely affected and the payment at maturity on the securities may be reduced.

Of particular importance to potential currency exchange risk are:

oexisting and expected rates of inflation;

oexisting and expected interest rate levels;

othe balance of payments; and

othe extent of governmental surpluses or deficits in the countries represented in the share underlying index and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries represented in the share underlying index and the United States and other countries important to international trade and finance.

￭Adjustments to the underlying shares or to the share underlying index could adversely affect the value of the securities. The investment adviser to the Fund, Global X Management Company LLC (the “Investment Adviser”), seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the share underlying index. Pursuant to its investment strategy or otherwise, the Investment Adviser may add, delete or substitute the stocks composing the Fund. Any of these actions could adversely affect the price of the underlying shares and, consequently, the value of the securities. The publisher of the share underlying index is responsible for calculating and maintaining the share underlying index. The publisher may add, delete or substitute the stocks constituting the share underlying index or make other methodological changes that could change the value of the share underlying index, and, consequently, the price of the underlying shares and the value of the securities. The publisher of the share underlying index may discontinue or suspend calculation or publication of the share underlying index at any time. If trading in the underlying shares is permanently discontinued and/or the Fund is liquidated or otherwise terminated, and the

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publisher subsequently discontinues publication of the share underlying index, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued share underlying index and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. Any of these actions could adversely affect the price of the underlying shares, and, consequently, the value of the securities.

￭The performance and market price of the Fund, particularly during periods of market volatility, may not correlate with the performance of the share underlying index, the performance of the component securities of the share underlying index or the net asset value per share of the Fund. The Fund does not fully replicate the share underlying index and may hold securities that are different than those included in the share underlying index.  In addition, the performance of the Fund will reflect additional transaction costs and fees that are not included in the calculation of the share underlying index.  All of these factors may lead to a lack of correlation between the performance of the Fund and the share underlying index.  In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying the Fund may impact the variance between the performances of the Fund and the share underlying index.  Finally, because the shares of the Fund are traded on an exchange and are subject to market supply and investor demand, the market price of one share of the Fund may differ from the net asset value per share of the Fund.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying the Fund may be disrupted or limited, or such securities may be unavailable in the secondary market.  Under these circumstances, the liquidity of the Fund may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of the Fund, and their ability to create and redeem shares of the Fund may be disrupted. Under these circumstances, the market price of shares of the Fund may vary substantially from the net asset value per share of the Fund or the level of the share underlying index.

For all of the foregoing reasons, the performance of the Fund may not correlate with the performance of the share underlying index, the performance of the component securities of the share underlying index or the net asset value per share of the Fund.  Any of these events could materially and adversely affect the price of the shares of the Fund and, therefore, the value of the securities.  Additionally, if market volatility or these events were to occur on the valuation date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination would affect the payment at maturity of the securities.  If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based solely on the published closing price per share of the Fund on the valuation date, even if the Fund’s shares are underperforming the share underlying index or the component securities of the share underlying index and/or trading below the net asset value per share of the Fund.

￭The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the Fund. MS & Co., as calculation agent, will adjust the adjustment factor for certain events affecting the Fund. However, the calculation agent will not make an adjustment for every event that can the Fund. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the market price of the securities may be materially and adversely affected.

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Global X Robotics & Artificial Intelligence ETF Overview

The Global X Robotics & Artificial Intelligence ETF is an exchange-traded fund of Global X Funds® (the “Global X Trust”), a registered investment company, that seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the share underlying index. The Fund invests at least 80% of its total assets in the securities of the share underlying index. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by the Global X Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-151713 and 811-22209, respectively, through the Commission’s website at www.sec.gov. In addition, information regarding Global X Robotics & Artificial Intelligence ETF may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the underlying shares is accurate or complete.

Information as of market close on January 31, 2025:

Bloomberg Ticker Symbol:	BOTZ UW
Current Share Price:	$33.19
52 Weeks Ago:	$28.59
52 Week High (on 1/23/2025):	$34.54
52 Week Low (on 8/5/2024):	$27.71

The following table sets forth the published high and low closing prices of the underlying shares for each quarter from January 1, 2020 through January 31, 2025. The closing price of the underlying shares on January 31, 2025 was $33.19. The associated graph shows the closing prices of the underlying shares for each day from January 1, 2020 through January 31, 2025. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical performance of the underlying shares should not be taken as an indication of its future performance, and no assurance can be given as to the price of the underlying shares at any time, including on the determination dates.

Global X Robotics & Artificial Intelligence ETF (CUSIP 37954Y715)	High ($)	Low ($)	Period End ($)
2020
First Quarter	23.06	15.43	18.23
Second Quarter	24.08	16.96	23.88
Third Quarter	28.12	24.00	27.90
Fourth Quarter	33.38	27.71	33.14
2021
First Quarter	36.45	31.54	33.03
Second Quarter	35.42	31.68	34.96
Third Quarter	39.40	32.73	36.58
Fourth Quarter	39.84	34.71	35.94
2022
First Quarter	36.07	26.16	29.01
Second Quarter	29.34	20.35	20.35
Third Quarter	23.80	18.12	18.12
Fourth Quarter	21.95	17.68	20.56
2023
First Quarter	25.50	20.63	25.50
Second Quarter	29.72	24.51	28.75
Third Quarter	30.13	24.13	24.71
Fourth Quarter	28.71	22.35	28.50
2024
First Quarter	32.89	26.83	31.83
Second Quarter	31.94	28.67	30.85
Third Quarter	32.26	27.71	32.15
Fourth Quarter	34.17	31.12	31.96
2025
First Quarter (through January 31, 2025)	34.54	31.48	33.19

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Global X Robotics & Artificial Intelligence ETF – Daily Closing Prices January 1, 2020 to January 31, 2025

This document relates only to the securities offered hereby and does not relate to the underlying shares. We have derived all disclosures contained in this document regarding the Global X Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Global X Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Global X Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the underlying shares (and therefore the price of the underlying shares at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Global X Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the underlying shares.

We and/or our affiliates may presently or from time to time engage in business with the Global X Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Global X Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the underlying shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a prospective purchaser of the securities, you should undertake an independent investigation of the Global X Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the underlying shares.

“Global X Funds®” is a trademark of the Global X Trust. The securities are not sponsored, endorsed, sold, or promoted by the Global X Trust. The Global X Trust makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. The Global X Trust has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

Indxx Global Robotics & Artificial Intelligence Thematic Index. The Indxx Global Robotics & Artificial Intelligence Thematic Index is designed to provide exposure to exchange-listed companies in developed markets that are involved in the development of robotics

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and/or artificial intelligence, including companies involved in industrial robotics and automation, non-industrial robots, artificial intelligence and unmanned vehicles. The Indxx Global Robotics & Artificial Intelligence Thematic Index is calculated, maintained and published by Indxx, LLC. As of December 2024, the Indxx Global Robotics & Artificial Intelligence Thematic Index included 46 component stocks concentrated in the robotics and artificial intelligence industries.

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Additional Terms of the Securities

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement or prospectus, the terms described herein shall control.
Share underlying index:	Indxx Global Robotics & Artificial Intelligence Thematic Index
Share underlying index publisher:	Indxx, LLC, or any successor thereof
Jump securities with auto-callable feature:	The accompanying product supplement refers to these jump securities with auto-callable feature as the “auto-callable securities.”
Postponement of maturity date:

If the final determination date is postponed due to a non-trading day or certain market disruption events so that it falls less than two business days prior to the scheduled maturity date, the maturity date will be postponed to the second business day following that final determination date as postponed, and no adjustment will be made to the payment at maturity paid on such postponed date.

Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notices to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final determination date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date, and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final determination date as postponed.

In the event that the securities are subject to early redemption, the issuer shall, (i) on the business day following the first determination date, give notice of the early redemption of the securities and the early redemption payment, including specifying the payment date of the amount due upon the early redemption, (x) to each registered holder of the securities by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid and (ii) on or prior to the early redemption date, deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to each stated principal amount of the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities, if any, to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

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Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, it is reasonable to treat a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. However, because our counsel’s opinion is based in part on market conditions as of the date of this document, it is subject to confirmation on the pricing date.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, the following U.S. federal income tax consequences should result based on current law:

￭A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.

￭Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities. Subject to the discussion below concerning the potential application of the “constructive ownership” rule, such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain or loss otherwise.

Because the securities are linked to shares of an exchange-traded fund, although the matter is not clear, there is a risk that an investment in the securities will be treated as a “constructive ownership transaction” under Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”). If this treatment applies, all or a portion of any long-term capital gain of the U.S. Holder in respect of the securities could be recharacterized as ordinary income (in which case an interest charge will be imposed). As a result of certain features of the securities, it is unclear how to calculate the amount of gain that would be recharacterized if an investment in the securities were treated as a constructive ownership transaction. Due to the lack of governing authority, our counsel is unable to opine as to whether or how Section 1260 of the Code applies to the securities. U.S. investors should read the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Possible Application of Section 1260 of the Code” in the accompanying product supplement for auto-callable securities for additional information and consult their tax advisers regarding the potential application of the “constructive ownership” rule.

We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for auto-callable securities, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the securities and current market conditions, we expect that the securities will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the pricing supplement. Assuming that the

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securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the potential application of the constructive ownership rule, and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 4 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third party dealers. We expect our hedging counterparties to take positions in the underlying shares, in futures and/or options contracts on the underlying shares or any component stocks of the share underlying index, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial share price, and, as a result, increase (i) the price at or above which the underlying shares must close on the first determination date so that the securities are redeemed prior to maturity for the early redemption payment and (ii) the price at or above which the underlying shares must close on the final determination date so that you are not exposed to the negative performance of the underlying shares at maturity. In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the securities, including on the determination dates, by purchasing and selling the underlying shares, options contracts relating to the underlying shares or any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the price of the underlying shares on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers, which may include our affiliates, and their financial advisors will collectively receive from the agent a fixed sales commission of $15 for each security they sell. In addition, selected dealers will receive a structuring fee of $2 for each security from the agent or its affiliates..

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the

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All Payments on the Securities Based on the Performance of the Global X Robotics & Artificial Intelligence ETF

Principal at Risk Securities

economic terms of the securities, including the early redemption payment, such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” beginning on page 3.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. When you read the accompanying product supplement, please note that all references in such supplement to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the product supplement for auto-callable securities if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this document are defined in the product supplement for auto-callable securities or in the prospectus.

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